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              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-04969) pertaining to the 1996 Key Employee Stock Option Plan of Polymer Group, Inc. of our report dated March 25, 1998, with respect to the consolidated financial statements and schedule of Polymer Group, Inc. included in the Annual Report (Form 10-K) for the year ended January 3, 1998.


                                                    /s/ ERNST & YOUNG LLP


Greenville, South Carolina
April 3, 1998